NEWS RELEASE

Contact: Alliance Data

Ed Heffernan

Analysts/Investors

972.348.5191

eheff@alldata.net

Shelley Whiddon – Media

972.348.4310

swhiddon@alldata.net

ALLIANCE DATA SIGNS RENEWAL WITH
CANADIAN GROCER A&P CANADA

Agreement Extends Long-Standing Relationship with Alliance Data’s Canadian Loyalty Program

DALLAS, Texas (June 15, 2006) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, marketing services and credit services, announced that The Great Atlantic & Pacific Company of Canada (A&P Canada), a wholly-owned subsidiary of METRO Inc., signed a renewal agreement as a Sponsor in Alliance Data’s Canadian AIR MILES® Reward Program. A top-10 AIR MILES Sponsor, A&P Canada operates 235 stores throughout Ontario under the A&P, Dominion, Food Basics, The Barn, and Ultra Food & Drug banners. A&P Canada is the second-largest food retailer in Ontario, with a 24-percent market share in the province.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program with approximately two-thirds of Canadian households as active Collectors. AIR MILES Collectors earn reward miles at more than 100 leading brand-name Sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

John Scullion, president of Alliance Data’s Loyalty and Marketing Services, said, “A&P Canada has been a part of the AIR MILES Reward Program since 1998. The extension of this relationship follows on the heels of our renewal agreements in 2005 and 2006 with our other regional grocers. Together, these agreements solidify our long-term penetration in the grocery segment, and represent coast-to-coast coverage for the AIR MILES Reward Program.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceDataSystems.com.

About A&P Canada

Serving Canadians since 1927, The Great Atlantic & Pacific Company of Canada is a wholly owned subsidiary of METRO INC. and operates more than 235 grocery stores under the A&P, Dominion, Ultra Food and Drug, The Barn, Loeb and Food Basics banners throughout Ontario. For more information, visit www.apcanada.ca.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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